ASSET PURCHASE AND SALE AGREEMENT

                          By and Among

    Prof. Dr. Dr. Hans-Jurgen Reimann and Dr. Antje Reimann,

                        German citizens,

                               and

                   Global Life Sciences, Inc.,

                A Nevada corporation in formation

                               and

                       Too Gourmet, Inc.,

                      a Nevada corporation.


THIS ASSET PURCHASE AND SALE AGREEMENT ("Agreement") is made and entered into in duplicate and shall be effective as of the 22nd day of September, 2003, by and among Prof. Dr. Dr. Hans-Jurgen Reimann and Dr. Antje Reimann, German citizens (collectively, "Seller"), and Too Gourmet, Inc., a Nevada corporation ("Parent"), and Global Life Sciences, Inc., a Nevada corporation to be formed as its wholly-owned subsidiary ("Subsidiary"; collectively, with Subsidiary, as appropriate, "Purchaser"), and provides for the Purchaser to acquire certain specified assets of the Seller, on the terms and subject to the conditions specified in this Agreement.

                            RECITALS

A. The Purchaser desires to acquire in the name and for the account of Subsidiary, on the terms and subject to the conditions specified in this Agreement, the Acquired Assets (as that term is defined later in this Agreement).

B. The Seller believes that it is in the best interests of the Seller, and, therefore, it desires to, sell the Acquired Assets to the Purchaser, on the terms and subject to the conditions specified in this Agreement.

NOW, THEREFORE, IN CONSIDERATION OF THE RECITALS SPECIFIED ABOVE THAT SHALL BE DEEMED TO BE A SUBSTANTIVE PART OF THIS AGREEMENT, AND THE MUTUAL COVENANTS, PROMISES, UNDERTAKINGS, AGREEMENTS, REPRESENTATIONS AND WARRANTIES SPECIFIED IN THIS AGREEMENT AND OTHER GOOD AND VALUABLE CONSIDERATION, THE RECEIPT AND SUFFICIENCY OF WHICH ARE HEREBY ACKNOWLEDGED, WITH THE INTENT TO BE OBLIGATED LEGALLY AND EQUITABLY, THE PARTIES DO HEREBY COVENANT, PROMISE, AGREE, REPRESENT AND WARRANT AS FOLLOWS:

                            ARTICLE I

                           DEFINITIONS

As used in this Agreement, the capitalized terms specified in this Agreement shall have the meanings and definitions specified and indicated by the provisions of this Article I, unless a different and common meaning of such a term is clearly indicated by the context, and variants and derivatives of those terms shall have correlative meanings. To the extent that certain of the definitions specified in this Article I suggest, indicate, or express agreements between or among parties to this Agreement, or contain representations or warranties or covenants of a party, the parties agree to the same, by execution of this Agreement. Agreements, representations, warranties and covenants specified in any part or provision of this Agreement shall, for all purposes of this Agreement, be treated in the same manner as other such agreements, representations, warranties and covenants specified elsewhere in this Agreement; and the article, section or paragraph of this Agreement within which such an agreement, representation, warranty, or covenant appears shall have no separate meaning or effect regarding the same.




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1.1  "Accumulated  Funding Deficiency". An  "accumulated  funding deficiency" as defined in ERISA Section 302(a)(2) or the last two sentences of Section 412(a)(2) of the Code, or, in either case, successor provisions to such provisions adopted by amendments to ERISA or the Code, as the case may be, and including, in each case, other provisions of ERISA, of the Code or such other law, modifying, amending, interpreting or otherwise affecting the application of such provisions, either in general or as applied to the nature or circumstances of a particular Entity that is a party to, or is affected by or is involved in the Transaction and with respect to which Entity the use of the term in this Agreement, or in the particular location in this Agreement, is relevant.

1.2 "Acquired Assets". The worldwide right, title, and interests in and to the assets of the Seller being acquired by the Purchaser pursuant to the provisions of this Agreement, as specified on Schedule 1.2 of this Agreement, and all other assets of the Seller, tangible or intangible, including contractual, warranty, and other rights, the worldwide use or value of which will come under the Control (as that term is defined in Section
1.17 of this Agreement) by the Purchaser when the Transaction contemplated by this Agreement is consummated.

1.3 "Acquired Business". The business conducted by the Seller in which the Seller utilized, or could have utilized, the Acquired
Assets, as specified in Schedule 1.2 to this Agreement

1.4  "Acquired  Business Balance Sheet". The most recent  Balance
Sheet or (at Seller's discretion) a current independent third party appraisal providing an outside valuation of the Acquired
Assets and Acquired Business.

1.5   "Acquired  Business  Disclosure  Document".  The   document
delivered by the Seller to the Purchaser and included in Schedule
1.5 to this Agreement containing certain disclosures regarding the Acquired Business.

1.6 "Acquired Facilities". All warehouses, stores, plants, processing facilities, fixtures, and improvements owned or leased by the Seller or otherwise used by the Seller in connection with the operation of its business or leased or subleased by the Seller to other persons, but only to the extent that the same consist of Acquired Assets.

1.7  "Affiliate".  When  used  with  respect  to  a  person,   an
"Affiliate" of that person is a person Controlling, Controlled by, or subject to common Control with that person.

1.8   "Agreement".  This  Asset  Purchase  and  Sale   Agreement,
including all of its schedules and exhibits and all other documents specifically referred to in this Agreement that have been or are to be delivered by a party to this Agreement to the other party to this Agreement in connection with the Transaction or this Agreement, and including all duly adopted amendments, modifications, and supplements to or of this Agreement and such schedules, exhibits and other documents.

1.9 "Auditors". The Seller and the Acquired Business have MBA Frank Kisch as Auditor, a Professional Accountant who is an independent certified public accountant currently being retained for the purpose of auditing financial statements and assets of the Seller, and with respect to the Purchaser, Quintanilla, a Professional Accountancy Corporation which is the independent certified public accountant currently being retained for the purpose of auditing financial statements of the Purchaser. With respect to any report hereafter issued by Auditors, the term shall mean that firm of independent certified public accountants, or a successor firm if so engaged by the Purchaser.

1.10 "Business Day". Any day that is not a Saturday, Sunday or day on which banks in Nevada are authorized to close.




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1.11  "Closing". The completion of the Transaction, to  occur  as contemplated in Article II of this Agreement.

1.12 "Closing Date". September 22, 2003, or the date on which the Closing actually occurs, which shall be the date that all of the conditions specified by the provisions of Article VII of this Agreement have been satisfied or waived.

1.13 "Closing Time". The time at which the Closing actually occurs. All events that are to occur at the Closing Time shall, for all purposes, be deemed to occur simultaneously, except to the extent, if at all, that a specific order of occurrence is otherwise described.

1.14 "Code". The Internal Revenue Code of 1986, as amended and in effect on the date the parties sign this Agreement.

1.15 "Complete Withdrawal". A "complete withdrawal" from a Multiemployer Plan as defined in Section 4203 of ERISA or successor provisions to such provisions adopted by amendments to ERISA and including other provisions of ERISA or of other law, and regulations adopted under ERISA or such other law, modifying, amending, interpreting or otherwise affecting the application of such provision, either in general or as applied to the nature or circumstances of a particular entity that is a party to, or is affected by or is involved in the Transaction and with respect to which Entity the use of the term in this Agreement, or in the particular location in this Agreement, is relevant.

1.16 "Consideration". Twenty-six million five hundred thousand (26,500,000) shares of $.001 par value common stock of the Parent to be issued by the Purchaser on behalf of the Subsidiary to the Seller's designees as specified in Schedule 1.16a and three million five hundred thousand (3,500,000) stock options for the purchase of shares of $.001 par value common stock of the Purchaser at a strike price of $0.10 per option/share (exercise period 36 months) to be issued by the Purchaser on behalf of the Subsidiary to the Seller's designees as specified in Schedule 1.16b, at the Closing for the Acquired Assets, which shares and options may also collectively be referred to in this Agreement as the "Subject Shares".

1.17 "Control". Generally, the power to direct the management or affairs of an Entity.

1.18 "Encumbrance". Any lien, pledge, option, adverse claim, charge, easement security interest, right-of-way or encumbrance.

1.19 "Entity". A corporation, partnership, sole proprietorship, joint venture, or other form of organization formed for the conduct of a business, whether active or passive.

1.20  "ERISA".  The Employee Retirement Income  Security  Act  of
1974, as amended and in effect at the time of execution of this Agreement.

1.21 "Exchange Act". The Securities and Exchange Act of 1934, as amended from time to time.

1.22 "GAAP". Generally Accepted Accounting Principles in the United States, as in effect on the date of any statement, report or determination that purports to be, or is required to be, prepared or made in accordance with GAAP. All references in this Agreement to financial statements prepared in accordance with GAAP shall mean in accordance with GAAP consistently applied during the periods to which reference is made.

1.23 "Governmental Entity". Any governmental or political subdivision or department thereof, any governmental or regulatory agency, commission, board, bureau, agency or instrumentality, or any court or arbitrator or alternative dispute resolution agency, in each event whether domestic or foreign, federal, state or local.

1.24 [Reserved.]

1.25 "Inventory". Any stock of raw materials, work-in-process and finished goods, including, but not limited to, finished goods purchased for resale, held by a party for manufacturing, assembly, processing, finishing, sale, or resale to others from time to time in the ordinary course of the business of that party, in the form in which such inventories then are held or after manufacturing, assembling, finishing, processing, incorporating with other goods or items, refining, or similar processes.

1.26 "IRS". The Internal Revenue Service.




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1.27 "Knowledge". A person will be deemed to have "Knowledge"  of a particular fact or other matter if such person is actually aware of such fact or other matter, but such person shall not and
does   not   have  an  obligation  to  conduct  an   inquiry   or
investigation to become aware of any such fact or matter.

1.28 "Liabilities". At any time ("Determination Time"), the obligations of a person or Entity, whether known or unknown, contingent or absolute, recorded on its books or not, resulting in any way from facts, events, agreements, obligations or occurrences that existed, occurred or transpired at a prior point in time, or resulted from the passage of time to the Determination Time, but not including obligations accruing or payable after the Determination Time to the extent (but only to the extent) that such obligations (a) result from previously existing agreements for services, benefits, or other considerations, and (b) accrue or become payable with respect to services, benefits, or other considerations received by the person or Entity after the Determination Time.

1.29 "Multiemployer Plan". A "multiemployer plan," as defined  in
Section 3(37) of ERISA or Section 414(f) of the Code, or, in either event, successor provisions to such provisions adopted by amendments to ERISA or the Code, as the case may be, and including, in each event, other provisions of ERISA, of the Code, or of other law, and regulations adopted pursuant to ERISA, or the Code, or such other law, modifying, amending, interpreting, or otherwise affecting the application of such provisions, either in general or as applied to the nature or circumstances of a particular Entity that is a party to, or is affected by, or is involved in, the Transaction and with respect to which Entity the use of the term in this Agreement, or in the particular provision in this Agreement, is relevant.

1.30  "Payables". Any Liabilities of a party resulting  from  the
borrowing   of   money  or  the  incurring  of  obligations   for
merchandise or goods purchased.

1.31 "Partial Withdrawal". A "partial withdrawal" from a Multiemployer Plan, as defined in Section 4205 of ERISA or successor provisions to such provision adopted by amendments to ERISA and including other provisions of ERISA or of other law, and regulations adopted under ERISA or such other law, modifying, amending, interpreting or otherwise affecting the application of such provision, either in general or as applied to the nature or circumstances of a particular entity that is a party to, or is affected by or is involved in the Transaction and with respect to which entity the use of the term in this Agreement, or in the particular location in this Agreement, is relevant.

1.32 "Pension Plan". A "pension plan" or "employee pension benefit plan," as defined in Section 3(2) of ERISA or successor provisions to such provision adopted by amendments to ERISA and including other provisions of ERISA, or of other law, and regulations adopted pursuant to ERISA or such other law, modifying, amending, interpreting, or otherwise affecting the application of such provision, either in general or as applied to the nature or circumstances of a particular Entity that is a party to, or is affected by, or is involved in, the Transaction and with respect to which Entity the use of the term in this Agreement, or in the particular provision in this Agreement, is relevant.

1.33 "Person". Any individual, company, sole proprietorship, corporation, joint venture, association, joint stock company, fraternal order, cooperative, league, club, society, organization, trust, estate, governmental agency, political subdivision or authority, firm, municipality, congregation, partnership, or other form of entity.

1.34 "Plan Termination". A termination of a Pension Plan, whether partial or complete, within the meaning of Title IV of ERISA.

1.35 "PBGC". The Pension Benefit Guaranty Corporation.

1.36 "Prohibited Transaction". A "prohibited transaction," as defined in ERISA Section 4975 (c) of the Code, or, in either case, successor provisions to such provisions adopted by amendments to ERISA or the Code, as the case may be, and including, in each case, other provisions of ERISA, of the Code or of other law, and regulations adopted under ERISA or the Code or such other law, modifying, amending, interpreting, or otherwise affecting the application of such provisions, either in general or as applied to the nature or circumstances of a particular entity that is a party to, or is affected by or is involved in the Transaction and with respect to which Entity the use of the term in this Agreement, or in the particular location in this Agreement, is relevant.





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1.37   "Proprietary  Rights".  Any  trade  secrets,   copyrights,
patents, trademarks, service marks, customer lists, and all similar types of intangible property developed, created or owned by the Seller, or used by the Seller in connection with its
business,  whether  or  not  the  same  are  entitled  to   legal
protection.

1.38 "Purchaser". Too Gourmet, Inc., a Nevada corporation, which, pursuant to the provisions of this Agreement, is purchasing the Acquired Assets.

1.39 "Receivables". Any accounts receivable, notes receivable, and other obligations presented as assets on the books, records and financial statements of a person or an Entity, in accordance with GAAP, indicating moneys owed, due and payable to such person or Entity on whose financial statements such Receivables are presented.

1.40 "Registration". Registration pursuant to the Securities Act.

1.41 [Reserved.]

1.42  "Reportable  Event". A "reportable event",  as  defined  in
Section 4043(b) of ERISA or successor provisions to such provision adopted by amendments to ERISA and including other provisions of ERISA or of other law, and regulations adopted under ERISA or such other law, modifying, amending, interpreting, or otherwise affecting the application of such provision, either in general or as applied to the nature or circumstances of a particular Entity that is a party to, or is affected by or is involved in the Transaction and with respect to which entity the use of the term in this Agreement, or in the particular location in this Agreement, is relevant.

1.43 "SEC". The Securities and Exchange Commission.

1.44 "Securities Act". The Securities Act of 1933, as amended from time to time.

1.45  "Seller". Prof. Dr. Dr. Hans-Jurgen Reimann and  Dr.  Antje
Reimann, German citizens, who, pursuant to the provisions of this Agreement, are selling the Acquired Assets.

1.46 "Subsidiary". With respect to any Entity, another Entity of which fifty percent (50%) or more of the effective voting power, or the effective power to elect a majority of the board of directors or similar governing body, or fifty percent (50%) or more of the true equity interest, is owned by such first Entity, directly or indirectly.

1.47 "Taxes". All taxes, charges, levies or other assessments, including, without limitation, income, gross receipts, excise, real and personal property, sales, use, transfer, capital gains, transfer gains, license, payroll, privilege, and franchise taxes, imposed by any Governmental Entity and shall include any interest, penalties or additions to tax attributable to any of the foregoing.

1.48 "Transaction". The sale of the Acquired Assets, for the Consideration, and on the terms and subject to the conditions of this Agreement.

1.49 "Unaudited Financial Statements". The balance sheet, income statement, statement of stockholders equity and statement of cash flows, or, in at Seller's discretion, an equivalent statement (such as an independent third party appraisal) as commonly provided to shareholders, banks or investors of the Seller, of the Acquired Business as at July 31, 2003, or later.

1.50 "Welfare Plan". A "welfare plan" or an "employee welfare benefit plan," as defined in Section 3(1) of ERISA or successor provisions to such provision adopted by amendments to ERISA and including other provisions of ERISA, or of other law, and regulations adopted pursuant to ERISA, or such other law, modifying, amending, interpreting, or otherwise affecting the application of such provision, either in general or as applied to the nature or circumstances of a particular Entity that is a party to, or is affected by, or is involved in, the Transaction and with respect to which Entity the use of the term in this Agreement, or in the particular provision in this Agreement, is relevant.




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                           ARTICLE II

                         THE TRANSACTION

2.1 The Transaction. On the Closing Date, and at the Closing Time, on, and in all instances subject to, each of the terms, conditions, provisions and limitations specified in this Agreement, the Seller shall sell, transfer, convey, assign, deliver and set over to the Subsidiary, by instruments satisfactory in form and substance to the Purchaser and counsel for the Purchaser, and the Subsidiary shall acquire from the Seller, all of the Seller's right, title and interest in and to the Acquired Assets, in exchange for the Consideration, free and clear of any and all Encumbrances. Neither the Purchaser nor any of its Affiliates shall assume, become liable for, agree to pay or discharge or in any manner become in any way responsible for, any of the Liabilities of the Seller, all of which shall be discharged by Seller in the ordinary course, but no later than the Closing Date.

2.2 Delivery of Consideration. The certificates evidencing and representing the Subject Shares shall be issued and delivered by the Subsidiary to the Seller on the Closing Date for distribution to the Seller's shareholders.

2.3 Acquired Assets. The Acquired Assets shall consist of the assets of Seller at the Closing Date, including, without limitation, the following, such that, upon the transfer hereof as of the Closing and in exchange for the Consideration, all of Seller's rights herein for any purpose in any geographic reason shall have been transferred to Purchaser with full unencumbered, worldwide rights of use and ownership thereof:

(a) Fixtures and Equipment. All of Seller's furniture, fixtures, machinery, equipment, apparatus, supplies and all other tangible personal property of every kind and description, insofar as any of the foregoing is used in or relates to the Seller's business.

(b) Licenses and Permits. All right, title and interest of the Seller in, to and pursuant to, all licenses, permits, authorizations and other rights of every kind and character relating to the Seller's business pursuant to any federal, state, or local statute, ordinance or regulation.

(c) Intangible Assets. All worldwide right, title and interest of the Seller in, to and pursuant to all trademarks, technology, patent, know-how, data, copyrights, trade-names, service marks, licenses, covenants by others not to compete, rights and privileges, whether used in the Seller's business or usable in any other geographic area without limitation, and the goodwill associated with the Seller's business.

(d) Goodwill. The goodwill and going concern value of the Seller's interest in the Seller's business.

(e) Contracts and Leases. All right, title and interest of Seller in, to and pursuant to all contracts and leases.

(f) Inventories. Any and all of the Seller's Inventories.

(g) Accounts. All accounts receivable of the Seller in respect of goods sold or leased or services rendered and all other rights of the Seller to payment for goods sold or leased or for services rendered, including, without limitation, those which are not evidenced by instruments or invoices, whether or not they have been earned by performance or have been written off or reserved against as a bad debt or doubtful account; together with all instruments and all documents of title representing any of the foregoing, all rights in any merchandise or goods which any of the same represent, and all rights, title, security and guaranties in favor of the Seller with respect to any of the foregoing.

(h) Books and Records. All of the Seller's books and records.




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(i)  Prepaid Expenses, Cash, Insurance. All prepaid expenses  and deposits  relating to the Acquired Assets and  all  cash  of  the
Seller,  and  rights  and  benefits  provided  pursuant  to   all
insurance policies.

2.4 Closing. The Closing of the Transaction shall occur at the offices of Bryan Cave llp, at 10:00 A.M. on the Closing Date or that date that all of those conditions to Closing specified in
Article VII of this Agreement have been satisfied or waived with respect to the Transaction, or at such other place as the Purchaser and the Seller may agree, on the Closing Date.

                           ARTICLE III

         REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Parent represents and warrants to the Seller as follows and, upon its due incorporation, the Subsidiary shall be deemed to have represented and warranted to the Seller as follows:

3.1 Organization and Qualification. The Purchaser is a corporation duly organized, validly existing and in good standing pursuant to the laws of its jurisdiction of incorporation and has the requisite corporate power and authority to conduct its business as that business is now being conducted. The Purchaser is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned or leased by it, or the nature of its activities, is such that qualification as a foreign corporation in that jurisdiction is required by law.

3.2 Authority Relative to This Agreement. The Purchaser has the requisite corporate power and authority to perform its obligations specified by the provisions of this Agreement. The execution and delivery of this Agreement and the consummation of the Transaction have been duly authorized and approved by the requisite corporate authority of the Purchaser, and no other corporate actions on the part of the Purchaser are necessary to approve and adopt this Agreement or to approve the consummation of the Transaction, including the issuance and delivery of the Consideration. The Purchaser has, and any officer, director or representative executing this Agreement for and on behalf of the Purchaser has, the legal capacity and authority to enter into and deliver this Agreement. This Agreement is a valid and legally binding obligation of the Purchaser and is enforceable completely against the Purchaser in accordance with its terms, except as such enforceability may be limited by general principles of equity, bankruptcy, insolvency, moratorium and similar laws relating to creditors' rights generally, and subject to approval of any and all governmental regulatory agencies and authorities having jurisdiction of the parties to this Agreement or the Transaction.

3.3 Absence of Breach; No Consents. The execution, delivery and performance of this Agreement, and the performance by the Purchaser of its obligations specified by the provisions of this Agreement (except for compliance with any regulatory or licensing laws applicable to the business of the Purchaser, all of which, and to the extent applicable to and within control of the Purchaser (and to the extent within its Control), will be satisfied in all material respects prior to the Closing) do not
(a) conflict with, and will not result in a breach of, any of the provisions of the Articles of Incorporation or Bylaws of the
Purchaser; (b) contravene any law, rule or regulation of any state or commonwealth, the United States, (except for compliance with regulatory or licensing laws, all of which, to the extent applicable to the Purchaser (and to the extent within the control of the Purchaser), will be satisfied in all material respects prior to the Closing), or any applicable foreign jurisdiction, or contravene any order, writ, judgment, injunction, decree, determination, or award affecting or obligating the Purchaser, in such a manner as to provide a basis for enjoining or otherwise preventing consummation of the Transaction; (c) conflict with or result in a material breach of or default pursuant to any material indenture or loan or credit agreement or any other material agreement or instrument to which the Purchaser is a party, in such a manner as to provide a basis for enjoining or otherwise preventing consummation of the Transaction; or (d) require the authorization, consent, approval or license of any third party of such a nature that the failure to obtain the same would provide a basis for enjoining or otherwise preventing consummation of the Transaction.

3.4 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with this Agreement or the Transaction or any related transaction based upon any agreements, written or oral, made by or on behalf of the Purchaser, other than those specified in
Schedule 3.4 to this Agreement.




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                                        Initials:_______/_______





3.5 No Undisclosed Liabilities. The Purchaser has no Liabilities which have not been disclosed to the Seller in writing.

3.6 Taxes. The Purchaser has properly filed or caused to be filed all federal, state, local, and foreign income and other tax returns, reports, and declarations that are required by applicable law to be filed by it and has paid, or made full and adequate provision for the payment of, all federal, state, local, and foreign income and other taxes properly due for the periods contemplated by such returns, reports, and declarations.

3.7 Litigation. No investigation or review by any governmental agency with respect to the Purchaser is pending or threatened (other than inspections and reviews customarily made of businesses similar to that the Purchaser), nor has any governmental agency indicated to the Purchaser an intention to conduct the same. There is no action, litigation or proceeding pending or threatened against or affecting the Purchaser at law or in equity, or before any federal, state, municipal, or other governmental department, commission, board, bureau, agency, or instrumentality.

3.8 Employees, Etc. There are no collective bargaining, bonus, profit sharing, compensation, or other plans, agreements, trusts, funds, or arrangements maintained by the Purchaser for the benefit of its directors, officers or employees. There are no employment, consulting, management service, severance, or indemnification arrangements, agreements, or understandings between the Purchaser, on the one hand, and any of its current or former directors, officers or other employees (or Affiliates thereof) on the other hand. The Purchaser is not, and following the Closing will not be, obligated by any express or implied contract or agreement to employ, directly or as consultant or otherwise, any person for any specific period of time or until any specific age.

3.9 Compliance With Laws. The Purchaser is in compliance with all, and has received no notice of any violation of any, laws or regulations applicable to its operations, including, without limitation, the laws and regulations relevant to the use or utilization of its premises, or with respect to which compliance is a condition of engaging in any aspect of the business of the Purchaser, and the Purchaser has all permits, licenses, zoning rights, and other governmental authorizations necessary to conduct its business as presently conducted.

3.10 Ownership of Assets. The Purchaser has good, marketable and insurable title, or valid, effective and continuing leasehold rights in the case of leased property, to all real property (as to which, in the case of owned property, such title is fee simple) and all personal property owned or leased by the Purchaser in such a manner as to create the appearance or reasonable expectation that the same is owned or leased by the Purchaser; such ownership is free and clear of all liens, claims, encumbrances and charges, except liens for taxes not yet due and minor imperfections of title and encumbrances, if any, which, singly and in the aggregate, are not substantial in amount and do not materially detract from the value of the property subject thereto or materially impair the use thereof; no other person has any ownership or similar right in, or contractual or other right to acquire any such right in, any of such property. The Purchaser does not know of any potential action by any party, governmental or other, and no proceedings with respect thereto have been instituted of which the Purchaser has notice, that would materially affect the Purchaser's ability to use and to utilize each of its properties. The Purchaser has received no notices from any mortgagee regarding any of its leased properties.

3.11 Proprietary Rights. The Purchaser possesses full and complete ownership of, or adequate and enforceable long-term licenses or other rights to use (without payment), all of the Purchaser's Proprietary Rights; the Purchaser has not received any notice of conflict which asserts the rights of others with respect thereto; and the Purchaser has in all material respects performed all of the obligations required to be performed by it, and is not in default in any material respect, pursuant to any agreement relating to any such Proprietary Right.

3.12 Subsidiaries. The Purchaser has no Subsidiaries.

3.13 Trade Names. The Purchaser has not utilized any fictitious business names or similar name in the conduct of the Purchaser's business or in the utilization of the Purchaser's assets.

3.14 [Reserved.]




                              8/38
                                        Initials:_______/_______





3.15 Facilities. The Purchaser's facilities are (as to physical plant and structure) structurally sound, and none of the Purchaser's facilities, nor any of the vehicles or other equipment used by the Purchaser in connection with its business, has any material defects and all of them are in all material respects in good operating condition and repair and are adequate for the uses to which they are utilized; none of Purchaser's facilities, vehicles or other equipment is in need of maintenance or repairs except for ordinary, routine maintenance and repairs which are not material in nature or cost. The Purchaser is not in breach, violation or default of any lease affecting the Purchaser's assets with respect to, or as a result of, which the other party (whether lessor, lessee, sublessor, or sublessee) thereto has the right to terminate the same, and the Purchaser has not received notice of any claim or assertion that the Purchaser is or may be in any such breach, violation or default.

3.16   Accounts  Receivable.  All  accounts  receivable  of   the
Purchaser represent transactions in the ordinary course of business, and are current and collectible.

3.17 Inventories. All Inventories of the Purchaser are of a quality and quantity usable and saleable in the ordinary course of business, except for obsolete items and items of below-standard quality, all of which, in the aggregate, are immaterial in amount. Items included in such Inventories are specified on the books and records of the Purchaser at the lower of cost or market and, in any event, at not more than their net realizable value, on an item by item basis, after appropriate deduction for costs of completion, marketing costs, transportation expense and allocation of all other expenses.

3.18 Contracts. Other than financial obligations referenced on the Purchaser's balance sheet as filed with its Quarterly Report on Form 10-QSB for the fiscal quarter ended June 30, 2003, or further, like-kind advances to the Purchaser from an officer and director of the Purchaser subsequently thereto, the Purchaser is not a party to or affected by any contracts, agreements or understandings, whether express or implied, written or verbal; provided, however, that the Purchaser, may be a party to or affected by any such contracts, agreements, or understandings that (1) are terminable on notice of less than thirty-two (32) days and do not involve payments or obligations of more than One Thousand Dollars ($1,000.00) in any period of thirty-one (31)
days or less (on termination or otherwise); or (2) involve aggregate payment or obligation remaining unpaid as of the date of the Agreement of less than Five Thousand Dollars ($5,000.00). The Purchaser is not a party to any executory contract to sell or transfer any part of any asset or any leasehold interest in any asset utilized by the Purchaser. True and accurate copies of all such leases, and of all amendments, supplements, extensions and modifications thereof, have heretofore been delivered to the Seller by the Purchaser.

3.19 Accounts Payable. The accounts payable of the Purchaser at the time of the Closing will be all amounts owed by the Purchaser regarding trade accounts due and other Payables of the Purchaser.

3.20 [Reserved.]

3.21 [Reserved]

3.22 [Reserved.]

3.23 Full Disclosure. The documents, certificates, and other writings furnished or to be furnished by or on behalf of the Purchaser to the Seller pursuant to the provisions of this Agreement, taken together in the aggregate, do not and will not contain any untrue statement of a material fact, or omit to state any material fact necessary to make the statements made, in light of the circumstances pursuant to which they are made, not misleading.

3.24 Capitalization; the Subject Stock; Related Matters. The authorized capital stock of the Purchaser consists of 50,000,000 shares of $.001 par value common stock, and of 5,000,000 shares of preferred stock. There is no other capital stock authorized for issuance. As of the date of this Agreement, there are 6,002,500 shares of such common stock issued and outstanding, and none of such preferred stock. The Subject Shares, when issued in consideration of the Acquired Assets, will be duly, legally and validly issued and will be non-assessable.




                              9/38
                                        Initials:_______/_______





3.25 Options, Warrants and Other Rights and Agreements Affecting the Purchaser's Capital Stock. Other than the 3,500,000 stock options to be included in the Subject Shares and the Option
Agreement,   the  Purchaser  has  no  authorized  or  outstanding
options, warrants, calls, subscriptions, rights, convertible securities or other securities, as defined by the provisions of the Securities Act, or any commitments, agreements, arrangements or understandings of any manner or nature whatsoever obligating the Purchaser, in any such event, to issue shares of the Purchaser's capital stock or other securities or securities convertible into or evidencing the right to purchase shares of the Purchaser's capital stock or other securities. Neither the Purchaser nor any officer, director, or shareholder of the Purchaser is a party to any agreement, understanding, arrangement or commitment, or obligated by any provision which creates any rights in any person with respect to the authorization, issuance, voting, sale or transfer of any shares of the Purchaser's capital stock or other securities.

3.26 [Reserved.]

3.27 Litigation and Claims. There is no litigation, arbitration, claim, governmental or other proceeding (formal or informal), or investigation pending or threatened (or any basis therefore known to the Purchaser) against the Purchaser or any of the Purchaser's businesses, properties, or assets.

3.28 Bulk Transfer Compliance. The Purchaser is aware, in connection with the sale by the Seller of the Acquired Assets, the Seller shall not take any action necessary or appropriate to comply with applicable bulk transfer requirements of the Uniform Commercial Code.

3.29 SEC Documents. The Purchaser has filed all reports required to be filed by the Purchaser pursuant to the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, ("SEC Documents") on a timely basis or received a valid extension of such time of filing and has filed any such SEC Documents prior to the expiration of any such extension of time. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated pursuant thereto, and none of the SEC Documents, when filed, contained any untrue statement of material fact or omitted to specify a material fact required to be specified therein or necessary in order to make the information therein not misleading. All material agreements to which the Purchaser is a party or to which the property or assets of the Purchaser are subject have been filed as exhibits to the SEC Documents, as required. The financial statements of the Purchaser included in the SEC Documents comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with GAAP during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto, and fairly present, in all material respects, the financial situation of the Purchaser as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal year-end audit adjustments. Since the date of the financial statements included in the Purchaser's last filed
Quarterly Report on Form 10-QSB there has been no event, occurrence or development that has had, or would reasonable be expected to have, a material adverse effect on the Purchaser or its business that has not been specifically disclosed to the Seller by the Purchaser.

3.30 [Reserved.]

3.31 Internal Accounting Controls. The Purchaser maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations,
(ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

3.32 Private Offering. The Purchaser and all Persons acting on its behalf have not made, and will not make, offers or sales of any securities that might be integrated with issuance of the Subject Shares and which would disqualify the Purchaser from relying on that exemption from the registration and prospectus delivery requirements of the Securities Act specified by the provisions of Section 4(2) of the Securities Act and Rule 506 of Regulation D. The issuance by the Purchaser to the Seller of the Subject Shares is exempt from the registration and prospectus delivery requirements of the Securities Act. Neither the Purchaser, nor any Person acting on its behalf, has directly or indirectly made any offers or sales in any security of the Purchaser or solicited any offers to purchase any securities of the Purchaser pursuant to circumstances that would cause the issuance of the Subject Shares, pursuant to this Agreement, to be integrated with prior offerings by the Purchaser for the purposes of the Securities Act.




                              10/38
                                        Initials:_______/_______




                           ARTICLE IV

          REPRESENTATIONS AND WARRANTIES OF THE SELLER

The Seller, jointly and severally, represents and warrants to the Purchaser as follows:

4.1 Organization and Qualification. The Seller is a sole proprietorship duly organized, validly existing and in good standing pursuant to the laws of its jurisdiction of incorporation and has the requisite corporate power and authority to conduct its business as that business is now being conducted. The Seller is duly qualified as a foreign entity to do business, and is in good standing, in each jurisdiction where the character of the properties owned or leased by it, or the nature of its activities, is such that qualification as a foreign entity in that jurisdiction is required by law.

4.2 Authority Relative to This Agreement. The Seller has the requisite corporate power and authority to perform its obligations specified by the provisions of this Agreement. The execution and delivery of this Agreement and the consummation of the Transaction have been duly authorized and approved by the requisite corporate authority of the Seller and no other corporate action on the part of the Seller is necessary to approve and adopt this Agreement or to approve the consummation of the Transaction, except for shareholder approval specified elsewhere in this Agreement. The Seller has, and any officer, director or representative executing this Agreement for and on behalf of the Seller has, the legal capacity and authority to enter into and deliver this Agreement. This Agreement is a valid and legally binding obligation of the Seller and is enforceable completely against the Seller in accordance with its terms, except as such enforceability may be limited by general principles of equity, bankruptcy, insolvency, moratorium and similar laws relating to creditors' rights generally, and subject to approval of any and all governmental regulatory agencies and authorities having jurisdiction of the parties to this Agreement or the Transaction.

4.3 Absence of Breach; No Consents. The execution, delivery and performance of this Agreement, and the performance by the Seller of its obligations specified by the provisions of this Agreement (except for compliance with any regulatory or licensing laws applicable to the business of the Seller, all of which, and to the extent applicable to and with the control of the Seller, will be satisfied in all material respects prior to the Closing) do not (a) conflict with, and will not result in a breach of, any of the provisions of the Certificate of Incorporation or Bylaws of the Seller; (b) contravene any law, rule or regulation of any state or commonwealth, the United States, (except for compliance with regulatory or licensing laws, all of which, to the extent applicable to and within the control of the Seller, will be satisfied in all material respects prior to the Closing), or any applicable foreign jurisdiction, or contravene any order, writ, judgment, injunction, decree, determination, or award affecting or obligating the Seller, in such a manner as to provide a basis for enjoining or otherwise preventing consummation of the Transaction; (c) conflict with or result in a material breach of or default pursuant to any material indenture or loan or credit agreement or any other material agreement or instrument to which the Seller is a party, in such a manner as to provide a basis for enjoining or otherwise preventing consummation of the Transaction; or (d) require the authorization, consent, approval or license of any third party of such a nature that the failure to obtain the same would provide a basis for enjoining or otherwise preventing consummation of the Transaction.

4.4 Brokers. No broker, finder, or investment banker is entitled to any brokerage, finder's, or other fee or commission in connection with this Agreement or the Transaction or any related transaction based upon any agreements, written or oral, made by or on behalf of the Seller.

4.5 No Undisclosed Liabilities. The Seller has no Liabilities relating to or affecting the Acquired Assets which have not been disclosed to the Purchaser on that schedule attached to this Agreement marked Schedule 4.5 and the provisions of which, by this reference, are made a part of this Agreement.

4.6 Taxes. The Seller has properly filed or caused to be filed all federal, state, local, and foreign income and other tax returns, reports, and declarations that are required by applicable law to be filed by the Seller and that relate to or in any way affect the Acquired Assets, and has paid, or made full and adequate provision for the payment of, all federal, state, local, and foreign income and other taxes properly due for the periods contemplated by such returns, reports, and declarations.




                              11/38
                                        Initials:_______/_______





4.7 Litigation. No investigation or review by any governmental agency with respect to the Acquired Assets or the use thereof is pending or threatened nor has any governmental agency indicated to the Seller an intention to conduct the same. There is no action, litigation or proceeding pending or threatened against or affecting the Acquired Assets at law or in equity, or before any federal, state, municipal, or other governmental department, commission, board, bureau, agency, or instrumentality.

4.8 Employees, Etc. There are no collective bargaining, bonus, profit sharing, compensation, or other plans, agreements, trusts, funds, or arrangements maintained by the Seller for the benefit of its directors, officers or employees. There are no employment, consulting, severance, or indemnification arrangements, agreements, or understandings between the Seller, on the one hand, and any of its current or former directors, officers or other employees (or Affiliates thereof) on the other hand. The Seller is not, and following the Closing will not be, obligated by any express or implied contract or agreement to employ, directly or as consultant or otherwise, any person for any specific period of time or until any specific age.

4.9 Compliance With Laws. The Acquired Business and each of the Acquired Assets is in substantial compliance with all, and has received no notice of any violation of any, laws or regulations applicable to its operations, including, without limitation, the laws and regulations relevant to the use or utilization of premises, or with respect to which compliance is a condition of engaging in any aspect of the business of the Acquired Business, and the Acquired Business has all permits, licenses, zoning rights, and other governmental authorizations necessary to conduct its business as presently conducted. All such permits, licenses, zoning rights, and other governmental authorizations will, as a part and consequence of the Transaction, be transferred to the Purchaser at the Closing.

4.10 Ownership of Assets. The Seller has, except as disclosed in the Acquired Business Disclosure Document, good, marketable and insurable title, or valid, effective and continuing leasehold rights in the case of leased property, to all real property and all personal property owned or leased by the Seller and comprising a part of the Acquired Assets or the Acquired
Business, or used by the Seller in the conduct of the Acquired Business in such a manner as to create the appearance or reasonable expectation that the same is owned or leased by the Seller; such ownership is free and clear of all liens, claims, encumbrances and charges, except liens for taxes not yet due and minor imperfections of title and encumbrances, if any, which, singly and in the aggregate, are not substantial in amount and do not materially detract from the value of the property subject thereto or materially impair the use thereof; no other person has any ownership or similar right in, or contractual or other right to acquire any such right in, any of such assets; and such ownership will be conveyed to the Purchaser at the Closing pursuant to the Transaction. The Seller does not know of any potential action by any party, governmental or other, and no proceedings with respect thereto have been instituted of which the Seller has notice, that would materially affect the Seller's ability to use and to utilize each of such assets in the business of the Acquired Business. The Seller has received no notices from any mortgagee regarding any leased properties of the Acquired Business of the leasehold interest in which comprises any part of the Acquired Assets. The acquired Business Disclosure Document specifies a detailed listing of all Acquired Business or the leasehold interest in which comprises any part of the Acquired Assets. The Acquired Business Disclosure Document contains a detailed listing of all Acquired Assets that consist of (a) accounts receivable (b) miscellaneous current assets in excess
(c) prepaid expenses, (d) real property, and (e) gross aggregate additions for each of the past four (4) years by location of (i) buildings and improvements, (ii) furniture and fixtures, (iii) leasehold improvements, and (iv) automobiles and trucks.

4.11 Condition of Tangible Assets. All tangible assets included in the Acquired Assets are in good operating condition and repair (except for ordinary wear and tear) and are in conformity in all material respects with all applicable laws, ordinances, orders, regulations and other requirements (including applicable zoning, environmental, motor vehicle safety standards, occupational safety and health laws and regulations) relating thereto currently in effect.

4.12 Trade Names. The Seller has not utilized any trade name, fictitious business name, or other similar name to utilize any of the Acquired Assets during the ten (10) years preceding the date of this Agreement.





                              12/38
                                        Initials:_______/_______




4.13  Employee Benefit Plans. Except as disclosed in the Acquired
Business Document:

(a) The Seller does not maintain or contribute to any Pension Plan or any Welfare Plan, nor is the Seller presently, nor has it been within the last six years, a participating employer in any Multiemployer Plan, affecting, in any case, employees of the Acquired Business or employees of the Seller whose principal activities relate to the Acquired Business.

(b) All Pension Plans and Welfare Plans of the Seller affecting employees of the Acquired Business or employees of the Seller, have been administered in substantial compliance with their terms, ERISA and, where applicable, the Code. The IRS has issued a favourable determination letter with respect to the qualification of each such Pension Plan and the exemption of any corresponding trust. A copy of the Plan has been furnished to Purchaser, and nothing has occurred since the date of any such determination letter that could cause the relevant Pension Plan or trust to lose such qualification or exemption.

(c) With respect to each Pension Plan or Welfare Plan affecting employees of the Acquired Business or employees of the Seller:
(i) there is no fact, including, without limitation, any Reportable Event, that exists that would result in a reason for termination of such Plan by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer such plan, in each case as contemplated by ERISA; (ii) neither the Seller nor any fiduciary, trustee or administrator of any such Pension Plan or welfare Plan, has engaged in a Prohibited Transaction that could subject the Seller to any material tax or any material penalty imposed by ERISA or the Code; (iii) the Seller has not incurred any material liability to the PBGC (other than for payment of premiums); and (iv) there is no material Accumulated Funding Deficiency with respect to any Pension Plan, whether or not waived.

(d) There has been no Plan Termination that has occurred during the five-year period ending on the date of this Agreement affecting employees of the Acquired Business or employees of the Seller.

(e) The Seller has no Knowledge of any liability being incurred pursuant to Title IV of ERISA by the Seller with respect to any Pension Plan maintained by a trade or business (whether or not incorporated) which is under common control with, or part of a controlled group of corporations with, the Seller, within the meaning of Sections 414(b) or (c) of the Code and affecting employees of the Acquired Business or employees of the Seller.

(f) No Welfare Plan affecting employees of the Acquired Business or employees of the Seller is funded with a trust or other funding method, other than insurance policies.

(g) There has occurred no Complete Withdrawal or Partial Withdrawal with respect o any Muliemployer Plan affecting employees of the Acquired Business that could cause the Acquired Business or any part thereof or any of the Acquired Assets to be exposed or subjected to any liability, or any lien or similar charge in relation to any liability, pursuant to or as a result of ERISA other than to the extent previously paid or fully provided for in the Acquired Business Balance Sheet, and all payment required to be made to any such Plan by the Seller pursuant to any applicable collective bargaining agreements have been made.

4.14 Facilities. The Acquired Facilities are (as to physical plant and structure) structurally sound and none of the Acquired Facilities, nor any of the vehicles or other equipment used by the Acquired Business in connection with its business, has any material defects and all of them are in all material respects in good operating condition and repair and are adequate fro the uses to which they are being put; none of such Acquired Facilities, vehicles or other equipment is in need of maintenance or repairs which are not material in nature or cost. The Seller is not in breach, violation or default of any lease affecting the Acquired Business or the Acquired Assets with respect to, or as a result of, which the other party (whether lessor, lessee, sublessor, or sublessee) thereto has the right to terminate the same, and the Seller has not received notice of any claim or assertion that it is or may be in any such breach, violation or default.

4.15 Accounts Receivable. All accounts receivable of the Seller, whether or not reflected in the Acquired Business Balance Sheet, represent transactions in the ordinary course of business, and are current and collectible net of any reserves shown in such document (which reserves are adequate and were calculated consistent with past practice).




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4.16  Inventories. All Inventories of the Seller, whether or  not specified in the Acquired Business Balance Sheet, are of a quality and quantity useable and saleable in the ordinary course of business, except for obsolete items of below standard quality, all of which, in the aggregate, are immaterial in amount. Items included in such Inventories are carried on the books of the Seller, at the lower of cost or market and, in any event, at not greater than their net realizable value, on an item by item basis, after appropriate deduction for costs of completion,
marketing   costs,  transportation  expense  and  allocation   of
overhead.

4.17 Contracts. Except as identified in the Acquired Business Disclosure Document, the Acquired Assets and the Acquired Business are not parties to or affected by any contracts, agreements or understandings, whether express or implied, written or verbal, provided, however, that the Acquired Assets or the Acquired Business may be parties to or affected by, and the Acquired Business Disclosure Document need not identify, any such contracts, agreements, or understandings that (a) are terminable on notice of less than thirty-two (32) days and do not involve payments or obligation of more than $1,000.00 in any period of thirty-one (31) days or less (on termination or otherwise); or
(b) involve aggregate payment or obligation remaining unpaid as of the date of the Agreement of less that $1,000.00. The Acquired Business Disclosure Document shall, however, identify the aggregate amount of payment obligations remaining unpaid as of the Agreement of all contracts exempt from disclosure by clause
(b) above. The Acquired Business Disclosure Document included a brief summary of each such contract, agreement or understanding identified therein. Without in any respect limiting the foregoing, the Acquired Business Disclosure Document contains a description of all leases of properties included in the Acquired Assets or utilized by the Acquired Business, including all amendments, supplements, extensions and modifications thereof, identifying, inter alia, the date each such document was executed and its effective period. The Seller is not a party to any executory contract to sell or transfer any part of any leasehold interest included in the Acquired Assets or utilized by the Acquired Business. True and accurate copies of all such leases, and of all amendments, supplements, extensions and modifications thereof, have heretofore been delivered to the Purchaser by the Seller.

4.18 Accounts Payable. The accounts payable specified on the Acquired Business Balance Sheet do, and those specified in the most recent balance sheet included in the Unaudited Financial Statements of the Acquired Business do, and those specified on the books of the Seller at the time of the Closing will, specify all amounts owed by the Seller in respect of trade accounts due and other Payables of the Acquired Business or relating to the Acquired Assets, and the actual Liability of the Seller in respect of such obligations was not, and will not be, on any of such dates, in excess of the amounts so specified on the balance sheets or the books of the Acquired Business, as the case may be.

4.19 Insurance. The Seller has insurance policies in full force and effect insuring the Acquired Assets and the Acquired Business, and such insurance policies provide for coverages which are usual and customary in the business of the Acquired Business as to amount and scope, and are adequate to protect the Acquired Business against any reasonably foreseeable risk of loss, including business interruption. The Acquired Business Disclosure Document identities each of such insurance policies, indicating the carrier, amount of coverage, annual premium, risks covered, placing broker or agent, and other relevant information as to each. The Seller has not within the past three (3) years received any notice of cancellation of any insurance agreement affecting the Acquired Assets or the Acquired Business.

4.20 Title to and Utilization of Real Properties. Except as disclosed in the Acquired Business Disclosure Document, the Seller owns no real property included in the Acquired Assets. Each parcel of real property the leasehold interest in which is included among the Acquired Assets is free of any and all hazardous wastes, toxic substances, or other types of contamination or matters of environmental concern, and the Seller is not subject to any Liability resulting from or related to any such wastes, substances, contaminants, or matters of environmental concern in connection with any such property.

4.21 Actions Since Balance Sheet Date. Except as set forth on the Acquired Business Disclosure Document, since the date of the Acquired Business Balance Sheet, the Seller has taken no actions that would be prohibited pursuant to the provisions of this Agreement (without the prior consent of the Purchaser) after the date of this Agreement.

4.22 Full Disclosure. The documents, certificates, and other writings furnished or to be furnished by or on behalf of the Seller to the Purchaser pursuant to the provisions of this Agreement, taken together in the aggregate, do not and will not contain any untrue statement of a material fact, or omit to state any material fact necessary to make the statements made, in light of the circumstances pursuant to which they are made, not misleading.




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4.23  Evaluation  of  Risks. The Seller has  such  Knowledge  and experience in business and financial matters that the Seller is capable of evaluating the Purchaser and the proposed activities thereof, the risks and merits of the acquisition of the Subject Shares and of making an informed decision relating thereto; and the Seller is not utilizing any other Person regarding the evaluation of those risks and merits.

4.24 Questionable Payments. Neither the Seller, nor any director, officer, agent, employee, or other person associated with or acting on behalf of the Seller has, directly or indirectly, used any corporate funds for unlawful contributions, gifts, entertainment, or other unlawful expenses relating to political activity; made any unlawful payment to foreign and domestic political parties or campaigns, from corporate funds; violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; established or maintained any unlawful or unrecorded fund of corporate monies or other assets; made any false or fictitious entry on the books or records of the Seller; made any bribe, rebate, payoff, influence payment, kickback, or other unlawful payment; given any favour or gift which is not deductible for federal income tax purposes; or made any bribe, or kickback, or other payment of a similar or comparable nature, whether lawful or not, to any person or Entity, private, or public, regardless of form, whether in money, property, or services, to obtain favourable services, to obtain favourable treatment in securing business or to obtain special concessions, or to pay for favourable treatment for business secured or for special concessions already obtained.

4.25 Labour Matters. The Seller is not a party to any labour agreement with respect to its employees with any labour
organization,   group  or  association.  The   Seller   has   not
experienced any attempt by organized labour or its representatives to make the Seller conform to demands of organized labour relating to the Seller's employees or to enter into a binding agreement with organized labour that would relate to the employees of the Seller. The Seller is in material compliance with all applicable laws respecting employment practices, terms and conditions of employment and wages and hours and is not engaged in any unfair labour practice which would have a material adverse effect on the Acquired Assets. There is no unfair labour practice charge or complaint against the Seller pending before the National Labour Relations Board or any other Governmental Entity resulting from the Seller's activities, and the Seller has no Knowledge of any facts or information which would give rise thereto; there is no labour strike or labour disturbance pending or, to the Seller's Knowledge, threatened against the Seller nor is any grievance currently being asserted; and the Seller has not experienced a work stoppage or other labour difficulty.

4.26 No Other Agreements Regarding the Acquired Business or the Acquired Assets. The Seller does not have any legal or equitable obligation, absolute or contingent, to any other person to sell the Acquired Business or any of the Acquired Assets, or to enter into any agreement with respect thereto.

4.27 Compliance With Legislation Regulating Environmental Quality. To the Seller's Knowledge, there are no toxic wastes or other toxic or hazardous substances or materials being stored or otherwise held in or on any of the Seller's facilities, or which have migrated from the Seller's facilities, whether contained in ambient air, surface water, groundwater, land surface or subsurface strata. To the Seller's Knowledge, the Seller's facilities have been maintained in material compliance with all federal, state and local environmental protection, occupational, health and safety or similar laws, ordinances, restrictions, licenses, and local environmental protection, occupational, health and safety or similar laws ordinances, restrictions, licenses and regulations, including, but not limited to, the Federal Water Pollution Control Act, Resource Conservation & Recovery Act, Safe Drinking Water Act, Toxic Substances Control Act, Clean Air Act, Comprehensive Environmental Response,
Compensation and Liability Act ("CERCLA"), and similar state laws. The Seller has not disposed or arranged (by contract, agreement or otherwise), within the meaning of Section 107(a)(3) of CERCLA, for the disposal of any material or substance that was generated or used by the Seller at any off-site location that has been or is listed or proposed for inclusion on the National Priority List promulgated pursuant to CERCLA or any list promulgated by any Governmental Entity for the purpose of identifying sites which pose an imminent danger to health and safety. The Seller has delivered to the Purchaser true and complete copies of all environmental studies, reports and analyses made or prepared, in the last five (5) years relating to Acquired Assets.

4.28 Financial Statements. The Seller has heretofore delivered to the Purchaser the Unaudited Financial Statements of the Acquired
Business.




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                                        Initials:_______/_______





All of the historical financial statements contained in such documents were prepared from the books and records of the Seller. The Unaudited Financial Statements of the Acquired Business were prepared in accordance with GAAP, and fairly and accurately present the financial position and condition of the Seller as at the dates and for the periods indicated, subject to normal adjustments, none of which will be material. Without limiting the foregoing, at the date of the Acquired Business Balance Sheet the Seller owned each of the assets included in preparation of the Acquired Business Balance Sheet, and the valuation of such assets in the Acquired Business Balance Sheet is not more than their fair saleable value (on an item by item basis) at that date; and the Seller had no Liabilities for which the Acquired Business or any part of the Acquired Business Balance Sheet, nor any Liabilities in amounts in excess of the amounts included for them in the Acquired Business Balance Sheet. From the date of this Agreement through the Closing Date the Seller will continue to prepare financial statements for the Acquired Business on the same basis that it has done so in the past, will promptly deliver the same to the Purchaser (if requested by Purchaser), and agrees that from and after such delivery the foregoing representations will be applicable to each financial statement so prepared and delivered. The books and records of account of the Seller are capable of being audited in accordance with GAAP during the 60-day period immediately following the Closing Date.

4.29  Absence  of Material Differences From Disclosure  Document.
Except   as  specifically  disclosed  in  the  Acquired  Business
Disclosure Document:

4.29.1 No Undisclosed Liabilities. The Seller has no Liabilities relating to or affecting the Acquired Business or the Acquired Assets which are not adequately specified or reserved against on the Acquired Business Balance Sheet, except Liabilities incurred since the date of the Acquired Business Balance Sheet in the ordinary course of business of the Acquired Business and consistent with past practice. Without limiting the foregoing,
(a) there are no unpaid leasehold improvements at any of the Acquired Facilities for which the Acquired Business is or will be responsible, and (b) there are no deferred rents due to lessors at or with respect to any of such Acquired Facilities, and (c) the Acquired Business Disclosure Document sets forth, as a part thereof, each Liability of or affecting the Acquired Business or the Acquired Assets.

4.29.2 No Material Adverse Change, etc. Since the date of the Acquired Business Balance Sheet, other than as contemplated or caused by this Agreement, there has not been (a) any material adverse change in the business, condition (financial or otherwise), operations, or prospects of the Acquired Business;
(b) any damage, destruction or loss, whether covered by insurance or not, having a material adverse effect on the business, condition (financial or otherwise), operations or prospects of the Acquired Business, or adversely affecting the Acquired
Assets; (c) any entry into or termination of any material commitment, contract, agreement or transaction affecting the Acquired Business or the Acquired Assets (including, without limitation, any material borrowing or capital expenditure or sale or other disposition of any material asset or assets) other than this Agreement and agreements executed in the ordinary course of business; (d) any redemption, repurchase or other acquisition for value of the capital stock of any corporation included in the Acquired Assets or of securities convertible into or rights to acquire any such capital stock or any dividend or distribution declared, set aside or paid on any such capital stock; (e) any transfer of or right granted under any material lease, license, agreement, patent, trademark, trade name or copyright included among the Acquired Assets; (f) any sale or other disposition of any asset of the Acquired Business, or any mortgage, pledge or imposition of any lien or other encumbrance on any asset of the
Acquired Business or of any agreement relating to any of the foregoing; or (g) any default or breach in any material respect under any contract, license or permit held by or for or affecting the Acquired business. Since the date of the Acquired Business Balance Sheet, the Seller has conducted the Acquired Business only in the ordinary and usual course, and, without limiting the foregoing, no changes have been made in (a) executive compensation amounts, or (b) the manner in which other employees of the Acquired Business, or employees whose principal duties related to the Acquired Business or the Acquired Assets, are compensated, or (c) supplemental benefits provided to any such executives or other employees, or (d) inventory levels of the
Acquired Business in relation to sales levels, except, in any such case, in the ordinary course of business and, in any even, without material adverse effect on the business, condition (financial or otherwise), operations, or prospects of the Acquired Business.

4.30 Proprietary Rights. The Seller possesses full and complete ownership of, or adequate and enforceable long-term licenses or other rights to use (without payment), all Proprietary Rights used in the Acquired Business or utilized in conjunction with the Acquired Assets, and all such ownership, license or other rights shall be conveyed to the Purchaser at the Closing pursuant to the Transaction; the Seller has not received any notice of conflict which asserts the rights of others with respect thereto; and the Seller has in all material respects performed all of the obligations required to be performed by it, and is not in default in any material respect, pursuant to any agreement relating to any such Property Right.

4.31 Investment Representation. The Seller (i) is aware that the Subject Shares will be restricted securities subject to the provisions of Rule 144 and the limits regarding the resale of the Subject Shares, because of the nature of the Transaction; and
(ii) is acquiring the Subject Shares without Registration pursuant to the provisions of the Securities Act in reliance from the exemption from the registration and prospectus delivery requirements of the Securities Act specified by the provisions of
Section 4(2) of the Securities Act and Rule 506 of Regulation D for investment and without any intention of sale, resale, or other distribution of the Subject Shares in any manner that is in violation of the Securities Act; and (iii) is making the representations set forth on Exhibit 4.31.




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                            ARTICLE V

                   COVENANTS OF THE PURCHASER

5.1 Affirmative Covenants. From the date of this Agreement through the Closing Date, the Purchaser will take every action reasonably required of it in order to satisfy the conditions to Closing set forth in this Agreement and otherwise to ensure the prompt and expedient consummation of the Transaction substantially as contemplated by this Agreement, and will exert all reasonable efforts to cause the Transaction to be consummated; provided, however, in all instances that the representations and warranties of the Seller in this Agreement are and remain true and accurate and the covenants and agreements of the Seller in this Agreement are performed and that the conditions to the obligations of the Purchaser set forth in this Agreement are capable of being performed.

5.2 Cooperation. The Purchaser shall cooperate with the Seller and its counsel, accountants and agents in every way in closing and consummating the Transaction, and in delivering all documents and instruments deemed reasonably necessary or useful by counsel to the Seller.

5.3 Expenses. Whether or not the Transaction is consummated, all costs and expenses incurred by the Purchaser in connection with this Agreement and the Transaction shall be paid by the Purchaser. If the Transaction is consummated, Seller shall contribute $80,000 to all costs and expenses incurred by the Purchaser as specified in Schedule 5.3 to this Agreement.

5.4 Publicity. Prior to the Closing any written news releases by the Purchaser pertaining to this Agreement or the Transaction shall be submitted to the Seller for review and approval prior to release by the Purchaser, and shall be released only in a form approved by the Seller; provided, however, that (1) such approval shall not be unreasonably withheld, and (2) such review and approval shall not be required of releases by the Purchaser, if prior review and approval would prevent the timely and accurate dissemination of such news release as required to comply, in the judgment of counsel, with any applicable law, rule or policy.

5.5 Access and Information. The Purchaser shall provide to the Seller and to the Seller's accountants, counsel, and other representatives reasonable access during normal business hours throughout the period prior to the Closing to all of the Purchaser's properties, books, contracts, commitments, records (including, but not limited to, tax returns), and personnel relating to the Purchaser and, during such period, the Purchaser shall furnish promptly to the Seller (1) all written communications relating to the business of the Purchaser, (2) internal monthly financial statements of the Purchaser when and as available, and (3) all other information relating to the business of the Purchaser as the Seller may reasonably request, but no investigation pursuant to this Section 5.5 shall affect any representations or warranties of the Purchaser or the conditions to the obligations of the Seller to consummate the Transaction. In the event of the termination of this Agreement, the Seller will, and will cause its representatives to, deliver to the Purchaser or destroy all documents, work papers, and other material, and all copies thereof, obtained by the Seller or on its behalf from the Purchaser as a result of this Agreement or in connection herewith, whether so obtained before or after the execution hereof, and will hold in confidence all information received from the Purchaser, whether or not such information has been designated as confidential by the Purchaser in writing or by appropriate and obvious notation, and the Seller will not use any such information, except in connection with the Transaction, until such time as such information is otherwise publicly available. Seller and its representatives shall assert their rights pursuant to this Section 5.5 in such a manner as to minimize interference with the business of the Purchaser.




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5.6 Conduct of Business Pending Closing of the Transaction. Prior
to the consummation of the Transaction or the termination of this
Agreement  pursuant  to  its  terms,  unless  the  Seller   shall
otherwise  consent  in  writing,  which  consent  shall  not   be
unreasonably  withheld  or  delayed,  and  except  as   otherwise
contemplated by this Agreement, the Purchaser will comply with each of the following:

(1) The business of the Purchaser will be conducted only in the ordinary and usual course, the Purchaser shall keep intact the business organization and goodwill of the Purchaser and its business, keep available the services of the employees of the Purchaser and maintain good relationships with suppliers, lenders, creditors, distributors, employees, customers and others having business or financial relationships with the Purchaser, and the Purchaser shall immediately notify the Seller of any event or occurrence or emergency material to, and not in the ordinary and usual course of business of, the Purchaser.

(2) The Purchaser will continue properly and promptly to file when due all federal, state, local, foreign, and other tax returns, reports, and declarations required to be filed by it, and will pay, or make full and adequate provision for the payment of, all taxes and governmental charges due from or payable by it.

(3) The Purchaser will comply with all laws and regulations applicable to the operations of the Purchaser.

(4) The Purchaser will maintain in complete force and effect insurance coverage relating to its business of a type and amount customary in the business of the Purchaser (but not less than that presently in effect).

5.7 Updating of Exhibits and Schedules. The Purchaser shall notify the Seller of any changes, additions or events which may cause any change in or addition to any schedules or exhibits delivered by the Purchaser pursuant to this Agreement, promptly after the occurrence of the same and at the Closing by the delivery of updates of all such schedules and exhibits. No notification made pursuant to this section shall be deemed to cure any breach of any representation or warranty made in this Agreement, unless the Seller specifically agrees thereto in writing, nor shall any such notification be considered to constitute or result in a waiver by the Seller of any condition set forth in this Agreement.

5.8 Issuance and delivery of the Consideration. On the Closing, the Purchaser shall issue or cause to be issued to the Seller a certificate evidencing the Subject Shares.

5.9 Notice of Changes. Until the Closing, the Purchaser will immediately inform the Seller, in a detailed written notice, of any fact or occurrence or any pending or threatened occurrence of which the Purchaser obtains Knowledge and which (if existing and known at the time of the execution of this Agreement) or at the time of closing (a) would have been required to be set forth or disclosed in or pursuant to this Agreement or an exhibit or schedule hereto,

(b) would make the performance by the Seller of a covenant specified in this Agreement impossible or make that performance materially more difficult that in the absence of that fact or occurrence, or (c) (if existing and known at the time of the Closing) would cause a condition to the Seller's obligations pursuant to this Agreement not to be satisfied completely.

5.10 Brokerage Fees. If any person shall assert against the Seller a claim to a fee, commission, or other compensation because of alleged performance of services as a broker or finder of the Purchaser, in connection with or as a result of the Transaction the Purchaser shall (subject to next sentence) indemnify and hold the Seller harmless against any and all losses, liabilities, claims, damages, and expenses whatsoever as and when incurred resulting from, based upon or in connection with such claim by such person, and the Purchaser shall, at its expense, defend, any and all lawsuits, actions, proceedings (formal or informal), or investigations involving the claim that may at any time be brought against the Seller and satisfy promptly any settlement or judgment arising therefrom; but, if the Purchaser fails to defend any such lawsuit, action, proceeding, or investigation in a timely manner, the Seller, shall have the right to defend and settle the same and pay any judgment or settlement pertaining thereto, as it may reasonably deem appropriate, at the cost of Purchaser. If, however, it is ultimately determined in any suit, action, or proceeding (in which the Seller was provided the opportunity to have its counsel participate in the defence) the Seller was the sole employer of the broker or finder, or services were performed solely for Seller, the Purchaser shall not be responsible pursuant to this
Section 5.10 and amounts therefore paid by the Purchaser pursuant to this Section 5.10 shall be reimbursed by the Seller.



                              18/38
                                        Initials:_______/_______



5.11 Changes in Members of Board of Directors. Subject to the effective time set forth in Section 7.3, below, on the Closing Date, Randolf Katz, Robert Byers, and Harrysen Mittler, as all of the members of the Board of Directors of the Purchaser, shall appoint those persons as members of the Board of Directors of the Purchaser as designated by the Seller and specified in Schedule

5.11 to this Agreement.

5.12 Resignations of Katz, Byers, and Mittler. Subject to the effective time set forth in Section 7.3, below, on the Closing Date, after Randolf Katz, Robert Byers, and Harrysen Mittler have designated to the Board of Directors of the Purchaser those persons contemplated by the provisions of Section 5.11 of this Agreement, Randolf Katz shall resign as a director, Robert Byers shall resign as an officer and director, and Harrysen Mittler shall resign as the Chief Executive Officer of the Purchaser.

5.13 [Reserved.]

5.14 [Reserved.]

5.15 [Reserved.]

5.16 Stop Transfer Orders; Suspension of Qualification. The Purchaser shall not make any notation on its records or give instructions to any transfer agent of the Purchaser which enlarge the restrictions of transfer imposed by law. The Purchaser will advise the Seller, promptly after the Purchaser receives notice of issuance by the SEC, any state securities commission or any other regulatory authority of any stop order or of any order preventing or suspending the use of any offering of any securities of the Purchaser, or of the suspension of the qualification of the Subject Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any such purpose.

5.17 Furnishing of Information. The Purchaser shall file timely (or obtain extensions in respect thereof and file within the applicable extension period) all reports required to be filed by the Purchaser after the (i) date of this Agreement and (ii) Closing Date pursuant to Section 13(a) or 15(d) of the Exchange act and to furnish the Seller promptly with true and complete copies of all such reports. Upon the request of any Person, the Purchaser shall deliver to such Person a written certification of a duly authorized officer of the Purchaser as to whether the Purchaser has complied with such requirements.

5.18 Form D; Blue Sky Laws. The Purchaser shall file a Form D with respect to the Subject Shares as required pursuant to Regulation D and provide a copy thereof to the Seller promptly after such filing. The Purchaser shall, on or before the Closing Date, take such action as the Purchaser shall reasonably determine is necessary to qualify the Subject Shares for, or obtain exemption for the Subject Shares for, issuance to the Seller at the Closing pursuant to this Agreement pursuant to applicable securities or "Blue Sky" laws of the states of the United States, and shall provide to the Seller evidence of any such action so taken on or prior to the Closing Date. The
Purchaser shall make all filings and reports relating to the offer and sale of the Subject Shares required pursuant to applicable securities or "Blue Sky" laws of the states of the United States following the Closing Date.

5.19 Integration. The Purchaser shall not sell, offer for sale or solicit offers to purchase or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the issuance of the Subject Shares in a manner that would require the registration pursuant to the Securities Act of the issuance of any or all of the Subject Shares to the Seller.

                           ARTICLE VI

                     COVENANTS OF THE SELLER

6.1 Affirmative Covenants. From the date hereof through the Closing Date, the Seller will take every action reasonably required of it to satisfy the conditions to Closing set forth in this Agreement and otherwise to ensure the prompt and expedient consummation of the Transaction substantially as contemplated hereby, and will exert all reasonable efforts to cause the Transaction to be consummated; provided, however, in all instances that the representations and warranties of the Purchaser in this Agreement are and remain true and accurate and that the covenants and agreements of the Purchaser in this Agreement are correct and that the conditions to the obligations of the Seller set forth in this Agreement are capable of satisfaction.





                              19/38
                                        Initials:_______/_______





6.2 Dissolution and Liquidation of the Seller. After the Closing and at the Seller's expense, the Seller shall take all action necessary or appropriate for the prompt dissolution and liquidation of the Seller and distribution of the Subject Shares to the Seller's shareholders.

6.3 Access and Information. The Seller shall provide to the Purchaser and to the Purchaser's accountants, counsel, and other representatives reasonable access during normal business hours throughout the period prior to the Closing to all of the Seller's properties, books, contracts, commitments, records (including, but not limited to, tax returns), and personnel relating to the Acquired Assets and, during such period, the Seller shall furnish promptly to the Purchaser (1) all written communications relating to the Acquired Assets, and (2) all other information relating to the Acquired Assets as the Purchaser may reasonably request, but no investigation pursuant to this Section 6.3 shall affect any representations or warranties of the Seller, or the conditions to the obligations of the Purchaser to consummate the Transaction. In the event of the termination of this Agreement, the Purchaser will, and will cause its representatives to, deliver to the Seller or destroy all documents, work papers, and other material, and all copies thereof, obtained by the Purchaser or on its behalf from the Seller as a result of this Agreement or in connection herewith, whether so obtained before or after the execution hereof, and will hold in confidence all information received from the Seller, whether or not such information has been designated as such by the Seller in writing or by appropriate and obvious notation, and the Purchaser will not use any such information, except in connection with the Transaction, until such time as such information, is otherwise publicly available. Purchaser and its representatives shall assert their rights pursuant to this Section 6.3 in such manner as to minimize interference with the business of the Seller.

6.4 No Solicitation. The Seller and those persons and Entities acting on behalf of the Seller will not, and the Seller will use its best efforts to cause its employees, agents, and representatives (including any investment banker) not, directly or indirectly, to solicit, encourage, or initiate any discussions with, or negotiate or otherwise deal with, or provide any information to, any person or Entity other than the Purchaser and its officers, employees, and agents, relating to the Acquired Assets. The Seller will notify the Purchaser immediately upon receipt of any inquiry, offer or proposal relating to any of the foregoing. None of the foregoing shall prohibit providing information to others in a manner in keeping with the ordinary conduct of the Seller's business, or providing information to government authorities.

6.5 Conduct of Business Pending Closing of the Transaction. Prior to the consummation of the Transaction or the termination of this Agreement pursuant to its terms, unless the Purchaser shall otherwise consent in writing, which consent shall not be unreasonably withheld or delayed, and except as otherwise contemplated by this Agreement, the Seller will comply with each of the following:

(1) The Seller's business will be conducted only in the ordinary and usual course, the Seller shall keep intact the business organization and goodwill of the Seller and the Seller's business, keep available the services of the employees of the Seller and maintain good relationships with suppliers, lenders, creditors, distributors, employees, customers and others having business or financial relationships with the Seller's business, and the Seller shall immediately notify the Purchaser of any event or occurrence affecting the Acquired Assets.

(2) The Seller shall not create, incur or assume any long- term or short-term indebtedness for money borrowed or make any capital expenditures or commitment affecting any of the Acquired Assets.

(3) The Seller shall not sell, lease, mortgage, encumber, or otherwise dispose of or grant any interest in any of the Acquired
Assets.

(4)  The  Seller  shall  not enter into any contract,  agreement,
commitment,  or  understanding  relating  to  or  affecting   the
Acquired Assets.

(5) The Seller shall not enter into any agreement, commitment, or understanding, whether in writing or otherwise, with  respect  to any  of the matters referred to in subparagraphs (1) through  (4)
above.





                              20/38
                                        Initials:_______/_______





(6) The Seller will continue properly and promptly to file when due all federal, state, local, foreign, and other tax returns, reports, and declarations required to be filed by it relating to the Acquired Assets, and will pay, or make full and adequate provision for the payment of, all taxes and governmental charges due from or payable by the Seller relating to the Acquired Assets.

(7) The Seller will comply with all laws and regulations applicable to the operations of the Seller's business and the utilization of the Acquired Assets.

(8) The Seller will maintain in full force and effect insurance coverage relating to the Acquired Assets (but not less than that presently in effect).

6.6 Cooperation. The Seller will cooperate with the Purchaser and its counsel, accountants, and agents in every way in consummating and closing the Transaction and in delivering all documents and instruments deemed reasonably necessary or useful by the Purchaser.

6.7 Expenses. Whether or not the Transaction is consummated, all costs and expenses incurred by the Seller in connection with this Agreement and the Transaction shall be paid by the Seller.

6.8 Publicity. Prior to the Closing any written news releases by the Seller pertaining to this Agreement or the Transaction shall be submitted to the Purchaser for review and approval prior to release by the Seller, and shall be released only in a form approved by the Purchaser; provided, however, that (1) such approval shall not be unreasonably withheld, and (2) such review and approval shall not be required of releases by the Seller, if prior review and approval would prevent the timely and accurate dissemination of such news release as required to comply, in the judgment of counsel, with any applicable law, rule or policy.

6.9 Updating of Exhibits and Disclosure Documents. The Seller shall notify the Purchaser of any changes, additions, or events which may cause any change in or addition to any schedules or exhibits delivered by the Seller pursuant to this Agreement promptly after the occurrence of the same and again at the Closing by delivery of appropriate updates to all such schedules and exhibits. No such notification made pursuant to this section shall be deemed to cure any breach of any representation or warranty made in this Agreement, unless the Purchaser specifically agrees thereto in writing, nor shall any such notification be considered to constitute or result in a waiver by the Purchaser of any condition set forth in this Agreement.

6.10 Payment of Unassumed Liabilities. The Seller agrees promptly to pay when due, or otherwise to discharge, without cost or expense to the Purchaser, each and every Liability of the Seller in the ordinary course, but no later than the Closing Date.

6.11 Notice of Changes. Until the Closing, the Seller will immediately inform the Purchaser, in a detailed written notice, of any fact or occurrence or any pending or threatened occurrence of which the Seller obtains Knowledge and which (a) (if existing and known at the time of the execution of this Agreement) would have been required to be set forth or disclosed in or pursuant to this Agreement or an exhibit or schedule hereto, (b) (if existing and known at any time prior to or at the Closing) would make the performance by the Purchaser of a covenant specified in this Agreement impossible or make that performance materially more difficult that in the absence of that fact or occurrence, or (c) (if existing and known at the time of the Closing) would cause a condition to the Purchaser's obligations pursuant to this Agreement not to be fully satisfied.

6.12 Consents Without Any Condition. The Seller shall not make any agreement or enter into any understanding not approved in writing by Purchaser as a condition for obtaining any consent, authorization, approval, order, license, certificate, or permit required or contemplated by this Agreement.





                              21/38
                                        Initials:_______/_______





6.13 Brokerage Fees. If any person shall assert against the Purchaser a claim to a fee, commission, or other compensation on account of alleged performance of services as a broker of finder, in connection with or as a result of the Transaction, the Seller shall (subject to next sentence) indemnify and hold the Purchaser harmless against any and all losses, liabilities, claims, damages, and expenses whatsoever as and when incurred resulting from, based upon or in connection with such claim by such person, and the Seller shall, at its expense, defend, any and all lawsuits, actions, proceedings (formal or informal), or investigations involving the claim that may at any time be brought against the Seller and satisfy promptly any settlement or judgment arising therefrom; but, if the Seller fails to defend any such lawsuit, action, proceeding, or investigation in a timely manner, the Purchaser shall have the right to defend and settle the same and pay any judgment or settlement pertaining thereto, as the Purchaser may reasonably deem appropriate, at the cost of the Seller. If, however, it is ultimately determined in any suit, action, or proceeding (in which the Purchaser was provided the opportunity to have its counsel participate in the defence) the Purchaser, was the sole employer of the broker or finder, or services were performed solely for the Purchaser, the Seller shall not be responsible pursuant to this Section 6.13 and amounts therefor paid by the Seller because of this Section 6.13 shall be reimbursed by the Purchaser.

6.14 Transfer Restrictions. If the Seller should decide to dispose of any of the Subject Shares, the Seller understands and agrees that it may do so only pursuant to an effective registration statement pursuant to the Securities Act (such as the SB-2) of the Purchaser or pursuant to an available exemption from the registration and prospectus delivery requirements of the Securities Act. In connection with any transfer of any Subject Shares other than pursuant to an effective registration statement filed by the Purchaser, the Purchaser may require the transferor thereof to provide to the Purchaser a written opinion of counsel, the form and substance of which opinion shall be reasonably satisfactory to the Purchaser, to the effect that such transfer does not require registration of such transferred securities pursuant to the Securities Act, which opinion shall be delivered by counsel for the Purchaser.

The Seller agrees to the imprinting, so long as is required, of the following legend on the certificate evidencing the Subject
Shares:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION IN RELIANCE UPON EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

                           ARTICLE VII

                      CONDITIONS TO CLOSING

7.1 Conditions to Obligation of Purchaser. The obligation of the Purchaser to close the Transaction shall be subject to the fulfillment at or prior to the Closing of the following conditions, unless the Seller shall waive such fulfillment in writing:

(1) This Agreement and the Transaction shall have received all approvals, consents, authorizations, and waivers from governmental and other regulatory agencies and other third parties (including lenders, holders of debt securities and lessors) required to consummate the Transaction;

(2) There shall not be in effect a preliminary or permanent injunction or other order by any federal or state court which prohibits the consummation of the Transaction;

(3) The Seller shall have performed in all material respects each of its agreements and obligations specified in this Agreement and required to be performed on or prior to the Closing and shall have complied with all material requirements, rules, and regulations of all regulatory authorities having jurisdiction relating to the Transaction;

(4) No adverse change shall, in the judgment of the Purchaser, have occurred regarding the Acquired Assets since the date of this Agreement;

(5) The representations and warranties of the Seller set forth in this Agreement shall be true in all material respects as of the date of this Agreement and, except in such respects as, in the judgment of the Purchaser, do not materially and adversely affect the Acquired Assets, as of the Closing, as if made as of the Closing; and




                              22/38
                                        Initials:_______/_______





(6) Each Seller shall have delivered to the Purchaser their respective covenants not to compete, which covenants shall remain effective for three years after the termination of their employment with the Purchaser. The covenants not to compete shall be customary in its terms and shall preclude Dr. H. Reimann and Dr. A. Reimann and any of their affiliates or associates, from directly or indirectly competing with the Purchaser in the development, formulation, production and distribution of serums and medical or hormonal treatment for allergies, the operations of outpatient care units, medical labs and clinics for the treatment of allergies, the distribution of "Tabox", and related medical devices, services and in vitro diagnosis of live biopsy tissue samples for medical customers. The covenants shall be in the form attached hereto as Schedule 7.1

(7) The Seller shall have delivered to the Purchaser other documents that the Purchaser may reasonably request in order to enable the Purchaser to determine whether the conditions to its obligation pursuant to this Agreement have been satisfied and otherwise to consummate and close the Transaction.

7.2 Conditions to Obligation of the Seller. The obligation of the Seller to effect the Transaction shall be subject to the fulfillment at or prior to the Closing of the following conditions, unless the Purchaser shall waive such fulfillment in writing:

(1)  This  Agreement and the Transaction shall have received  all
approvals,    consents,   authorizations,   and   waivers    from
governmental and other regulatory agencies and other third parties;

(2) There shall not be in effect a preliminary or permanent injunction or other order by any federal or state authority which prohibits the consummation of the Transaction;

(3) The Purchaser shall have performed in all material respects its agreements and obligations specified in this Agreement required to be performed on or prior to the Closing;





                              23/38
                                        Initials:_______/_______





(4) The representations and warranties of the Purchaser set forth in this Agreement shall be true in all material respects as of the date of this Agreement and, except in such respects as do not materially and adversely affect the business of the Purchaser, as of the Closing Date as if made as of the Closing Date; and

(5) The Purchaser shall have delivered to the Seller other documents that the Seller may reasonably request in order to enable the Seller to determine whether the conditions to its obligation pursuant to this Agreement have been satisfied and otherwise to consummate and close the Transaction.

7.3 Post-Closing Undertaking of the Parties. The Purchaser, as a condition subsequent to the Closing, but as a condition precedent to the effective date of the resignation of Messrs. Katz and Byers as its directors and the effective date of the commencement of the terms of the Sellers as its directors, shall have complied with the preparation, filing, and dissemination of information as specified in Exchange Act Rule 14f-1.

                          ARTICLE VIII

      DOCUMENTS TO BE DELIVERED AND INSTRUMENTS AT CLOSING

8.1 The Purchaser to the Seller. On the Closing, the Purchaser shall deliver or cause to be delivered the following instruments and documents to the Seller:

(1) A certificate evidencing and representing the Subject Shares, which certificate shall specify an appropriate legend regarding the restricted nature of those shares and options;

(2)  Those  documents contemplated by the provisions of Paragraph
(5) of Section 7.2 of this Agreement;

(3) Evidence of action by the members of the Board of Directors of the Purchaser appointing as members of the Board of Directors of the Purchaser those persons designated by the Seller;

(4) Written resignation of Randolf Katz as a member of the Board of Directors of the Purchaser;

(5) Written resignation of Robert Byers as a member of the Board of Directors and as an officer of the Purchaser;

(6) A copy of the Option Agreement duly signed by the Seller's designees; and

8.2 The Seller to the Purchaser. On the Closing, the Seller shall deliver or cause to be delivered the following instruments and documents to the Purchaser:

(1) A Bill of Sale, executed by the President Seller, pursuant to which title to the Acquired Assets are transferred and vested in the Purchaser a copy of which is attached to this Agreement marked as Schedule 8.1 ("Bill of Sale"); and

(2)  Those  documents contemplated by the provisions of Paragraph
(6) of Section 7.1 of this Agreement.

                           ARTICLE IX

                         INDEMNIFICATION

9.1 Indemnification by the Seller. The Seller shall indemnify, save and hold harmless the Purchaser, its affiliates and subsidiaries, and its and their respective officers, employees, directors, accountants, auditors, attorneys, partners, agents, and other representatives ("Purchaser's Representatives") from and against any and all costs, losses (including, without limitation, diminution in value), liabilities, damages, lawsuits, deficiencies, adverse claims, Taxes and expenses (whether or not resulting from third-party claims) including, without limitation, interest, penalties, reasonable attorneys' fees and all amounts paid in investigation, defence or settlement of any of the foregoing (collectively, "Damages"), incurred in connection with or resulting from (i) any breach of any covenant or warranty, or the inaccuracy of any representation made by the Seller in or pursuant to this Agreement, (ii) any actual or threatened claim, suit, action or proceeding resulting from the Seller's use of the Acquired Assets prior to the Closing Date and (iii) any and all liabilities of the Seller. The term Damages as used in this
Section 9.1 is not limited to matters asserted by third parties against the Purchaser or the Purchaser's Representatives, but includes Damages incurred or sustained by the Purchaser or the Purchaser's Representatives, in the absences of third party claims.

9.2 Indemnification by Prof. Dr. Dr. Hans-Jurgen Reimann. Prof. Dr. Dr. Hans-Jurgen Reimann shall indemnify, save and hold harmless the Purchaser, its affiliates and subsidiaries, and its and their respective officers, employees, directors, accountants, auditors, attorneys, partners, agents, and other representatives ("Purchaser's Representatives") from and against any and all costs, losses (including, without limitation, diminution in value), liabilities, damages, lawsuits, deficiencies, adverse claims, Taxes and expenses (whether or not resulting from third-party claims) including, without limitation, interest, penalties, reasonable attorneys' fees and all amounts paid in investigation, defence or settlement of any of the foregoing (collectively, "Damages"), incurred in connection with or resulting from any actual or threatened claim, suit, action or proceeding by any creditor, or purported creditor, of the Acquired Business, against the indemnified parties herein, whether or not such actual or threatened claim is specifically in relation to any of the Acquired Assets. The term Damages as used in this Section

9.2 is not limited to matters asserted by third parties against the Purchaser or the Purchaser's Representatives, but includes
Damages incurred or sustained by the Purchaser or the Purchaser's
Representatives, in the absences of third party claims.

9.3 Indemnification by the Purchaser. The Purchaser shall indemnify, save and hold harmless the Seller, and the Seller's officers, employees, directors, accountants, auditors, attorneys, partners, agents and other representatives, from and against any and all Damages incurred in connection with or arising out of or resulting from any breach of any covenant or warranty, or the inaccuracy of any representation, made by the Purchaser in or pursuant to this Agreement.




                              24/38
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9.4  Defence of Third-Party Claims. If any lawsuit or enforcement action is filed against any party entitled to the benefit of indemnification pursuant to this Article IX, written notice thereof shall be given to the indemnifying party as promptly as practicable (and in any event no later than fifteen (15) days after the service of the citation or summons); provided, however, that the failure of any indemnified party to give timely notice shall not affect rights to indemnification contemplated by this
Article IX except to the extent that the indemnifying party demonstrates actual damage caused by such failure. After such notice, if the indemnifying party shall acknowledge in writing to the indemnified party that the indemnifying party shall be obligated pursuant to the terms of its indemnification pursuant to this Article IX in connection with such lawsuit or action, then the indemnifying party shall be entitled, if such party so elects, to take control of the defence and investigation of such lawsuit or action and to employ and engage attorneys of its own choice to handle and defend the same, at the indemnifying party's cost, risk and expense; provided, however, that the indemnifying party and its counsel shall proceed with diligence and in good faith with respect thereto. The indemnified party shall cooperate in all reasonable respects with the indemnifying party and such attorneys in the investigation, trial and defence of such lawsuit or action and any appeal resulting therefrom; provided, however, that the indemnified party may, at its own cost, participate in the investigation, trial and defence of such lawsuit or action and any appeal resulting therefrom. If a tax audit is commenced or any Tax is claimed in connection with any of the Acquired Assets prior to the Closing Date, such tax claim shall be treated as a lawsuit or enforcement action for purposes of this Section
9.3;   provided,  however,  that  the  Seller  shall  be   solely
responsible for all Taxes, Liabilities and expenses resulting therefrom.


                            ARTICLE X

                 TERMINATION, AMENDMENT, WAIVER

10.1 Termination. This Agreement and the Transaction may be terminated at any time prior to the Closing:

(1) By mutual consent of the Purchaser and the Seller; or

(2) By either Purchaser or the Seller, upon written notice to the other, if the conditions to such party's obligations to consummate the Transaction, in the case of Purchaser, as specified in Section 7.1 of this Agreement, or, in the case of the Seller, as specified in Section 7.2 of this Agreement, were not, or cannot reasonably be, satisfied, unless the failure or condition is the result of the material breach of this Agreement by the party seeking to terminate this Agreement.

10.2 Amendment. This Agreement may be amended by the Purchaser and the Seller by action taken at any time. This Agreement may not be amended, except by an instrument in writing signed on behalf of the Purchaser and the Seller.

10.3 Waiver. At any time prior to the Closing, the Purchaser or the Seller may (i) extend the time for the performance of any of the obligations or other acts of the other party, (ii) waive any inaccuracies in the representations and warranties specified in this Agreement or in any document delivered pursuant to this Agreement, or (iii) waive compliance with any of the agreements or conditions specified in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                           ARTICLE XI

                       GENERAL PROVISIONS

11.1 Notices. All notices, claims, demands and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by telex or telecopy or mailed by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to Purchaser:   Too Gourmet, Inc.
        2020 Main Street, Suite 600
         Irvine, California 92614

If to Seller: Prof. Dr. Dr. Hans-Jurgen Reimann
        Starnberger Strasse 147
        82069 Nuefahrn, Germany




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And:    Dr. Antje Reimann
        Zechstrasse 32
        82067 Ebenhausen, Germany

10.3 Descriptive Headings. The headings contained in this Agreement are for reference Purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

10.4 Entire Agreement: Assignment. This Agreement (including the Exhibits, Schedules, and other documents and instruments referred to herein) (a) constitute the entire agreement and supersede all other prior agreements and understandings, both written and oral, among the parties or any of them, with respect to the subject matter hereof; and (b) shall not be assigned by operation of law or otherwise.

10.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada without giving effect to the provisions thereof relating to conflicts of law.

10.6 Parties in Interest. Nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefit, or remedies of any nature whatsoever or by reason of this Agreement.

10.7 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

10.8   Validity.  The  invalidity  or  unenforceability  of   any
provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

10.9 Jurisdiction and Venue. Each Party hereto hereby agrees that any proceeding relating to this Agreement and the Merger shall be brought in the United States District Court for the Southern District of Nevada. Each party hereto hereby consents to personal jurisdiction in any such action brought in such court, consents to service of process by registered mail made upon such party and such party's agent and waives any objection to venue in any such court or to any claim that such court is an inconvenient form.

10.10 Investigation. The respective representations and warranties of each party contained herein or in the schedules or other documents delivered prior to the Closing Date shall not be deemed waived or otherwise affected by any investigation made by any party hereto.

                    [SIGNATURE PAGE FOLLOWS]









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IN  WITNESS WHEREOF, the parties have executed this Agreement  as of the date first written above.


PURCHASER:

TOO GOURMET, INC.


By: _____________________________
Harrysen Mittler, President & CEO

GLOBAL LIFE SCIENCES, INC.
(a corporation in formation)


By: _____________________________
Harrysen Mittler, authorized agent


SELLER:


By:_____________________________
Prof. Dr. Dr. Hans-Jurgen Reimann


By:_____________________________
Dr. Antje Reimann














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Schedule 1.2

Acquired Assets:

[see appraised assets list]





































                              28/38
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Schedule 1.4

Acquired Business Balance Sheet:

[see attached appraisal of Mr. Kisch]
















































                              29/38
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Schedule 1.16a

List of Seller's designees for 26,500,000 shares:

Pursuant to the terms of the Agreement and, on the Closing Date, the Seller's designees shall receive 26,500,000 shares of common stock of Purchaser (current symbol: TGOU). Purchaser (or its agent) agrees to deliver to each designated shareholder (or his agent) common stock share certificates representing the number of shares of Purchaser in the specific amounts set forth below next to such shareholder's names.

Name and Address of Shareholder      No. of Shares to be Issued
-------------------------------------------------------------------
Prof. Dr. Dr. Hans-Jurgen           16,680,000
Reimann
Dr. Antje Reimann                    1,000,000
Thomas Kuspert                       1,500,000
Rudi Prochnow                        1,500,000
Thorsten Barth                       1,500,000
Sanja Makitan                        1,500,000
Claudia Knotzsch                       300,000
Swiss Equities Group Inc.            1,000,000
Seaport Partners, Inc.               1,000,000
Westie International Ltd.              200,000
BF Acquisition Group I, Inc.           300,000
Peter Kneib                              7,000
Susann Kacprzyk                         10,000
Frank Kisch                              3,000



















                              30/38
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Schedule 1.16b

List of Seller's designees for 3,500,000 stock options:

Pursuant to the terms of the Agreement and, on the Closing Date, the Seller's designees shall receive 3,500,000 options of common stock (exercise period: 36 months; strike price: $0.10 per share/option). Purchaser (or its agent) agrees to deliver to each designated optionee (or his agent) option certificates or option agreements representing the number of stock options of Purchaser in the specific amounts set forth next to such optionee's names.

Name and Address of Optionee        No. of Options to be Issued
----------------------------------------------------------------
Nicole Probst                         1,500,000
Sussex Equities, Ltd.                   500,000
Platinum   Investment  Services       1,500,000
Ltd.






























                              31/38
                                        Initials:_______/_______





Schedule 3.4

Purchaser's finder's fee agreements:

Pursuant  to  the terms of the Agreement Purchaser  discloses  an existing and effective finder's fee agreement with United Investment Management, Inc. ("United") under which Purchaser will pay a finder's fee of 10.0% to United in connection with any acquisitions, projects, or any other findings or transactions involving products, commodities, services, currencies, additions, renewals, extensions, rollovers, amendments, new contracts, re-negotiations, parallel contracts or agreements or third party assignments hereof.





































                              32/38
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Schedule 4.31

Investment Representations:

The Seller hereby makes the following representations and warranties to the Purchaser, and agrees to indemnify, hold harmless, and pay all judgments of the claims against the Purchaser for any liability or injury, including, but not limited to, that arising under federal or state securities laws, incurred as a result of any misrepresentation herein or any warranties made by the Seller.

          (a) The Seller, and their designees, are the sole and true parties in interest and are not acquiring the Subject Shares for the benefit of any other person;

          (b) The Seller confirms receipt and careful review of the SEC Documents, including all attachments and exhibits thereto. The Seller understands that all books, records, and documents of the Purchaser relating to this Transaction have been and remain available for inspection by the Seller upon reasonable notice. The Seller confirms that all documents requested by the Seller have been made available, and that the Seller has been supplied with all of the additional information concerning this investment that has been requested. The Seller confirms that they have obtained sufficient information, in their judgment or that of their independent purchaser representative, if any, to evaluate the merits and risks of this Transaction. The Seller confirms that they have had the opportunity to obtain such independent legal and tax advice and financial planning services as the Seller has deemed appropriate prior to making a decision to Close the Transaction. In making a decision to Close the Transaction, the Seller has relied exclusively upon their experience and judgment, or that of their purchaser representative, if any, upon such independent investigations as they deemed appropriate, and upon information provided by the Purchaser in writing or found in the books, records, or documents of the Purchaser;

          (c) The Seller has such knowledge and experience in financial and business matters that the Seller is capable of an evaluation of the merits and risks of this Transaction;

          (d) The Seller is aware that the acquisition of the Subject Shares is highly speculative and subject to substantial risks. The Seller is capable of bearing the high degree of economic risk and burdens of this venture, including, but not limited to, the possibility of a complete loss, the lack of a sustained and orderly public market, and limited transferability of the Subject Shares, which may make the liquidation of this investment impossible for the indefinite future;

          (e) The offer to sell the Subject Shares was directly communicated to the Seller by such a manner that the Seller, or their purchaser representative, if any, was able to ask questions of and receive answers from the Purchaser or a person acting on their behalf concerning the terms and conditions of this transaction. At no time, except in connection and concurrently with such communicated offer, was the Seller presented with or solicited by or through any leaflet, public promotional meeting, television advertisement, or any other form of general advertising;

          (f) The Securities are being acquired solely for the Seller's, and their designees', own account, for investment, and are not being purchased with a view to resale, distribution, subdivision, or fractionalization thereof;

          (g) The Seller understands that the Subject Shares have not been registered under the Securities Act or any state securities laws, in reliance upon exemptions from
          regulation   for  non-public  offerings.   The   Seller
          understands that the Subject Shares or any interest therein may not be, and agrees that the Subject Shares
          or   any  interest  therein  will  not  be,  resold  or
          otherwise disposed of by the Seller unless the Subject Shares are subsequently registered under the Securities
          Act and under appropriate state securities laws or unless the Purchaser receives an opinion of counsel satisfactory to it that an exemption from registration is available;




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          (h)  The Seller has been informed of and understands the
          following:

               (1) There are substantial restrictions on the transferability of the Subject Shares;

                   (2)  No  federal or state agency has made  any
              finding  or  determination as to the  fairness  for
              public  investment,  nor  any  recommendation   nor
              endorsement, of the Subject Shares;

                   (3) The Purchaser has no history of material operations upon which the Seller can make an evaluation of the acquisition of the Subject Shares, other than the operations of the Acquired Business.

     (i) None of the following information has ever been represented, guaranteed, or warranted to the Seller, expressly or by implication by any broker, the Purchaser, or agent or employee of the foregoing, or by any other person:

               (1) The approximate or exact length of time that the Seller will be required to remain as a holder of the Subject Shares;

               (2) The amount of profit or loss to be realized, if any, as a result of an acquisition of the Subject Shares;

               (3) That the past performance or experience of the Purchaser, its officers, directors, associates, agents, affiliates, or employees or any other person will in any way indicate or predict economic results in connection with the plan of operations of the Purchaser or the return on the investment;




                              34/38
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Schedule 5.3

Expenses:

Pursuant to the terms of the Agreement, if the Transaction is consummated, Seller shall contribute $80,000 to all costs and expenses incurred by the Purchaser by wire transfer to one of Purchaser's accounts as follows.

  - $10,000, which was paid in connection with the execution of the Letter of Intent for this Transaction
  -   $10,000 shall be due on the execution of this Agreement
  - $20,000 shall be due 31 days after the execution of this Agreement
  - $20,000 shall be due 62 days after the execution of this Agreement
  - $20,000 shall be due 93 days after the execution of this Agreement





















                              35/38
                                        Initials:_______/_______





Schedule 5.11

Members of Board of Directors as designated by Seller:

Pursuant to the terms of the Agreement, the Seller designates the following individuals as Members of the Board of Director of
Purchaser:

Name of Individual             Specification of Function
---------------------------------------------------------------------
Prof. Dr. Dr. Hans-Jurgen      Chairman of the Board [and to  be
Reimann                        appointed     by    the     newly
                               constituted    Board    as    the
                               Purchaser's President  and  Chief
                               Executive Officer]

Dr. Antje Reimann              Director

Harrysen Mittler               Director [and to be appointed  by
                               the  newly constituted  Board  as
                               the  Purchaser's Chief  Financial
                               Officer]

In  addition,  the newly constituted Board will  appoint  Claudia
Knotzsch  as  the Purchaser's Vice President/General Counsel  and
Secretary and will appoint Thomas Kuspert as the Purchaser's Vice
President/Business Development and Controller.





















                              36/38
                                        Initials:_______/_______





Schedule 7.1

Form of Covenants Not To Compete:


















































                              37/38
                                        Initials:_______/_______





Schedule 8.1

Bill of Sale:












































                              38/38
                                        Initials:_______/_______